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                          SECURITIES AND EXCHANGE COMMISSION

                                WASHINGTON, D.C. 20549

                              -------------------------


                                       FORM 8-K

                                    CURRENT REPORT



                        PURSUANT TO SECTION 13 OR 15(d) OF THE
                           SECURITIES EXCHANGE ACT OF 1934



                                   NOVEMBER 9, 1998
                               ------------------------
                                   (Date of Report)

                                  UTILX CORPORATION
             -----------------------------------------------------------
                  (EXACT NAME OF REGISTRANT AS SPECIFIED IN CHARTER)

            DELAWARE                     0-16821               91-1171716
  ----------------------------    ---------------------    -------------------
  (State or Other Jurisdiction    (Commission File No.)       (IRS Employer
       of Incorporation)                                   Identification No.)

       22820 RUSSELL ROAD, P.O. BOX 97009,  KENT, WASHINGTON   98064-9709
--------------------------------------------------------------------------------
             (Address of Principal Executive Offices)          (Zip Code)

                                 (235) 395-0200
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              (Registrant's Telephone Number, Including Area Code)

                                      NONE
--------------------------------------------------------------------------------
          (Former Name or Former Address, if Changed Since Last Report)

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ITEM 5.   OTHER EVENTS

     On October 29, 1998, the Board of Directors (the "Board of Directors") of UTILX Corporation (the "Company") declared a dividend of one preferred share purchase right (a "Right") for each outstanding share of common stock, par value $.01 per share (the "Common Shares"), of the Company. The dividend was payable on November 9, 1998 (the "Record Date") to the Company's stockholders of record on that date. In addition, the Board of Directors has authorized the issuance of one Right with respect to each additional Common Share that becomes outstanding between the Record Date and the earliest of the Distribution Date, the Expiration Date (as such terms are hereinafter defined), and the date, if any, on which the Rights are redeemed. Each Right entitles its registered holder to purchase from the Company one one-hundredth (1/100th) of a share of Series D Participating Cumulative Preferred Stock, par value $.01 per share, of the Company (the "Preferred Shares"), at a price of $8 per one one-hundredth (1/100th) of a Preferred Share (the "Purchase Price"), subject to adjustment. The description and terms of the Rights are set forth in a Rights Agreement (the "Rights Agreement") between the Company and American Stock Transfer & Trust Company, as Rights Agent.

     Until the earlier of (i) the close of business on the tenth business day after a public announcement that a person or group (including any affiliate or associate of such person or group) has acquired beneficial ownership of 15% or more of the outstanding Common Shares (such person or group being an "Acquiring Person") and (ii) such date, if any, the Board of Directors may designate following the commencement of, or first public disclosure of an intent to commence, a tender or exchange offer for outstanding Common Shares which could result in the offeror becoming the beneficial owner of 15% or more of the outstanding Common Shares (the earlier of such dates being the "Distribution Date"), the Rights will be evidenced by the certificates for the Common Shares registered in the names of the holders thereof (which certificates for Common Shares will also be deemed to be Right Certificates, as defined below) and not by separate Right Certificates. Therefore, until the Distribution Date (or earlier redemption or expiration of the Rights), the Rights will be transferred with and only with the Common Shares.

     As soon as practicable following the Distribution Date, separate certificates evidencing the Rights ("Right Certificates") will be mailed to holders of record of the Common Shares as of the close of business on the Distribution Date (and to each initial record holder of certain Common Shares originally issued after the Distribution Date), and such separate Right Certificates alone will thereafter evidence the Rights.


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     The Rights are not exercisable until the Distribution Date and will expire on November 9, 2008 (the "Expiration Date"), unless earlier redeemed or exchanged by the Company as described below.

     In order to preserve the actual or potential economic value of the Rights, the number of Preferred Shares or other securities issuable upon exercise of a Right, the Purchase Price, the Redemption Price (as hereinafter defined) and the number of Rights associated with each outstanding Common Share are all subject to adjustment by the Board of Directors in the event of any change in the Common Shares or the Preferred Shares, whether by reason of stock dividends, stock splits, recapitalization, mergers, consolidations, combinations or exchanges of securities, split-ups, split-offs, spin-offs, liquidations, other similar changes in capitalization, any distribution or issuance of cash, assets, evidences of indebtedness or subscription rights, options or warrants to holders of Common Shares or Preferred Shares, as the case may be, or otherwise.

     In the event a person becomes an Acquiring Person, the Rights will entitle each holder of a Right (other than an Acquiring Person (or any affiliate or associate of such Acquiring Person)) to purchase, for the Purchase Price, that number of Common Shares equivalent to the number of Common Shares which at the time of the transaction would have a market value of twice the Purchase Price. Any Rights that are at any time beneficially owned by an Acquiring Person (or any affiliate or associate of an Acquiring Person) will be null and void and nontransferable and any holder of any such Right (including any purported transferee or subsequent holder) will be unable to exercise or transfer any such Right.

     After there is an Acquiring Person, the Board of Directors may elect to exchange each Right (other than Rights that have become null and void and nontransferable as described above) for consideration per Right consisting of one-half of the number of Common Shares that would be issuable at such time upon the exercise of one Right pursuant to the terms of the Rights Agreement, and without payment of the Purchase Price.

     If the Company is acquired in a merger by, or other business combination with, or 50% or more of its assets or assets accounting for 50% or more of its net income or revenues are sold, leased, exchanged or otherwise transferred (in one or more transactions) to, a publicly traded corporation, each Right will entitle its holder (subject to the next paragraph) to purchase, for the Purchase Price, that number of shares of common stock of such corporation which at the time of the transaction would have a market value of twice the Purchase Price. If the Company is acquired in a merger by, or other business combination with, or 50% or more of its assets or assets accounting for 50% or more of its net income or revenues are sold, leased,


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exchanged or otherwise transferred (in one or more transactions), to an entity that is not a publicly traded corporation, each Right will entitle its holder (subject to the next paragraph) to purchase, for the Purchase Price, at such holder's option, (i) that number of shares of the surviving corporation in the transaction (which surviving corporation could be the Company) which at the time of the transaction would have a book value of twice the Purchase Price,
(ii) that number of shares of the ultimate parent entity of the surviving corporation which at the time of the transaction would have a book value of twice the Purchase Price, or (iii) if the acquiring entity has an affiliate which has publicly traded common shares, that number of common shares of such affiliate which at the time of the transaction would have a market value of twice the Purchase Price.

     At any time prior to any person or group becoming an Acquiring Person, the Board of Directors may redeem the Rights in whole, but not in part, at a price (in cash or Common Shares or other securities of the Company deemed by the Board of Directors to be at least equivalent in value) of $.01 per Right, subject to adjustment as provided in the Rights Agreement (the "Redemption Price").

     At any time prior to the Distribution Date the Company may, without the approval of any holder of the Rights, supplement or amend any provision of the Rights Agreement (including the date on which the Distribution Date would occur, the time during which the Rights may be redeemed or the terms of the Preferred Shares).

     The Preferred Shares issuable upon exercise of the Rights will not be redeemable. The holders of the Preferred Shares will be entitled to a preferential quarterly dividend payment equal to the greater of (a) $.01 per share and (b) 100 times the dividend declared per Common Share, if any. In the event of dissolution, liquidation or winding up of the Company, whether voluntary or involuntary, the holders of Preferred Shares will be entitled to a preferential payment per share of all accrued and unpaid dividends and distributions per share, plus 100 times the distribution to be made per Common Share. Each Preferred Share will entitle its holder to 100 votes, voting together with the Common Shares. Finally, in the event of any merger, business combination, consolidation or other transaction in which the Common Shares are exchanged, the holders of the Preferred Shares will be entitled to receive per share 100 times the amount received per Common Share.

     Because of the nature of the Preferred Shares' dividend liquidation and voting rights, the value of the one one-hundredth (1/100th) interest in a Preferred Share issuable upon exercise of each Right should approximate the value of one Common Share. Customary antidilution provisions are designed to protect that relationship in the event of certain changes in the Common Shares and the Preferred Shares. The Preferred Shares are authorized to be issued in fractions which are an integral multiple of one one-hundredth (1/100th) of a Preferred Share. The Company may, but is not


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required to, issue fractional shares upon the exercise of Rights and, in lieu of fractional shares, the Company may utilize a depository arrangement as provided by the terms of the Preferred Shares and, in the case of fractions other than one one-hundredth (1/100th) of a Preferred Share or integral multiples thereof, may make a cash payment based on the market price of such shares.

     Until a Right is exercised, the holder thereof, as such, will have no rights as a stockholder of the Company, including, without limitation, the right to vote or receive dividends.


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ITEM 7.   EXHIBITS

4.1 Rights Agreement, dated as of November 6, 1998, between UTILX Corporation and American Stock Transfer & Trust Company, incorporated herein by reference to Exhibit 2.1 to the Company's Registration Statement on Form 8-A, dated November 9, 1998.

99.1  Press release issued November 9, 1998.


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                                      SIGNATURE

      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                       UTILX CORPORATION


 Dated:  November 9, 1998              By /s/ Larry D. Pihl
                                          --------------------------------------

                                       Larry D. Pihl
                                       Vice President, Chief Financial
                                       Officer, Controller and Treasurer


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                                    EXHIBIT INDEX


Exhibit Number   Description
--------------   -----------

      4.1 Rights Agreement, dated as of November 6, 1998, between UTILX Corporation and American Stock
                 Transfer & Trust Company, incorporated herein by reference to Exhibit 2.1 to the Company's
                 Registration Statement on Form 8-A, dated
                 November 9, 1998.

     99.1        Press release issued November 9, 1998.



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